Interactive Investors Consulting Agreement

This consulting Agreement (the “Agreement”) is made and entered into effective the 24th day of May, 2012 by and between Interactive Investors, Inc. (the “Consultant”, with its principal place of business at 3736 Bee Caves Road, Suite 4-105, Austin, TX 78746 and Valor Gold Corp. (the “Client”).

Whereas, Consultant is in the business of providing services for management consulting, business advisory, shareholder information and public relations; and

Whereas, the Client deems it to be in its best interest to retain Consultant to render to the Client such services as may be needed; and

Whereas, Consultant is ready, willing and able to render such consulting and advisory services to Client.

Now therefore, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which hereby acknowledged, the parties hereto agree as follows:

1.	Consulting Services
The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The services provided by the Consultant are:

(a)
Product Description: Create marketing material that showcases the Client’s Company. This will also include electronic distribution of the investor brochure to new investors featuring dynamic content to include: any content supplied by the Client, Interviews and multi-media material, research reports, filings, press releases, stock quotes, charts, web links and other information as determined by the Client and Interactive Investors. Interactive Investors may choose to edit or delete any content in its sole discretion.

(b)	Package Includes:
a.	Content aggregation/editing
b.	Package Development
c.	Copywriting, Replication and Printing, Shipping and Delivery to Distribution point
d.	All Pre and Post Production Labor
e.	Server and data usage

It is acknowledged and agreed by the Client that Consultant carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or brokerage/dealer within the meaning of the applicable state and federal securities laws. The services of Consultant shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

2.	Independent Contractor

Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as cheating an employer-employee relationship between the parties to this Agreement. The Client shall not make social security, worker’s compensation or unemployment insurance payments on behalf of Consultant.

The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. Consultant will use its best efforts and does not promise results.

3.	Time, Place and Manner of Performance

The Consultant shall be available for advice and counsel to the officers and directors of the Client as such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of the performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined at the sole discretion of the Consultant.

4.	Compensation
In providing the foregoing services, Consultant shall be responsible for all costs incurred. Client shall pay Consultantfor its services hereunder as follows:

(a)
Client shall pay a total of $1,750,000.00 by bank wire to Interactive Investors Inc. The first payment of $1,350,000 is due upon transaction closing. The remainder of $400,000 will be due in one month from the signing of this contract.

(b)	To transfer 1,000,000 shares of Valor Gold Corp. (OTCBB: VGLD) restricted stock to Consultant upon signing of this agreement.

(c)	The restricted stock listed in 4(b), is irrevocable stock and can never be cancelled.

5.	Client’s Representations

The Client represents that it is in compliance with all applicable Securities and Exchange Commission reporting and accounting requirements and all applicable requirements of FINRA or and stock exchange. The Client further represents that it has not been and is not the subject of any enforcement preceding or injunction by the Securities and Exchange Commission or any state securities agency.

6.	Consultant Representations

Consultant (on its own behalf and on behalf of any and all related parties, affiliates, owners, members, employees, officers, and directors) agrees it (and such persons) will comply with all laws, rules and regulations related to the activities on behalf of the Client contemplated pursuant to this Agreement.  Consultant shall provide a prominent notice on all newsletters and websites/webcasts/interview materials and other communications with investors or prospective investors in which Consultant may be reasonably deemed to be giving advice or making a recommendation that Consultant has been compensated for its services and received stock of the Client (directly or indirectly) specifically referencing Client by name and the number of shares received (directly or indirectly) and will profit from its promotional activities for Client, including the number of shares and whether it has or will be making sales during any period. Consultant agrees that it will not conceal at any time if it will, directly or indirectly, be selling shares while promoting the stock and recommending that investors purchase the stock of Client.  Consultant covenants and agrees that it will at all times engage in acts, practices and courses of business that comply with Section 17(a) and (b) of the Securities Act of 1933, as amended, as well as Section 10(b) of the Securities Exchange Act of 1934, as amended, and has adopted policies and procedures adequate to assure all of Consultant’s personnel are aware of the limitation on their activities, and the disclosure obligations, imposed by such laws and the rules and regulations promulgated thereunder.  Consultant is aware that the federal securities laws restrict trading in the Client securities while in possession of material non-public information concerning the Client as well as the Requirements of Regulation FD that prohibit communications of material non public information, and the requirements thereof in the event of an unintentional or inadvertent non public disclosure.  Consultant agrees to immediately inform Client in the event that an actual or potential Regulation FD disclosure has occurred and assist counsel in the method by which corrective steps should be taken.  Client acknowledges that with respect to any Company securities now or at any time hereafter beneficially owned by Consultant or any of its affiliates,  that he will refrain from trading in the Company’s securities while he or any such affiliate is in possession of material non-public information concerning the Company, its financial condition, or its business and affairs or prospects.

7.	Termination
(a)	Consultant’s relationship with the Client hereunder may be terminated for any reason whatsoever, at any time, by either party, upon fifteen (15) days of written prior notice.

(b)	This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within fifteen (15) days of receipt of written notice of such default.

(c)
Consultant and Client shall have the right and discretion to terminate this Agreement immediately should the other party in performing their duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have of will not have a material adverse effect on the operations of the Client.

(d)
In the Event of any termination hereunder all shares or funds due to or paid to the Consultant through the date of termination shall be fully earned and non-refundable and the parties shall have no further responsibilities to each other except that the Client shall be responsible to make any and all payments if any, due to the Consultant through the date of the termination and the Consultant shall be responsible to comply with the provisions of section 10 hereof.

8.	Conflict of Interest

The Consultant shall be free to perform services for other persons. The Consultant will notify the Client of its performance of consultant services for any other person, which could conflict with its obligations under the Agreement. Upon receiving such notice, the Client may terminate this Agreement or consent to the Consultant’s outside consulting activities; failure to terminate, this Agreement within seven (7) business days of receipt of written notice of conflict shall constitute the Client’s ongoing consent to the Consultant’s outside consulting services.

9.	Disclaimer of Responsibility of Act of the Client

In no event shall Consultant be required by this Agreement to represent or make management decisions for the Client. Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such decisions, made by the Client or any affiliates or subsidiaries of the Client.

10.	Indemnification
(a)
The Client shall protect, defend indemnify and hold Consultant and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorney’s fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein, or (b) negligent of willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Client (c) a violation by the Client of state or federal securities laws.

(b)
The Consultant shall protect, defend, indemnify and hold Client and its assigns and attorneys, accountants, employees, officers and director harmless form and against all losses, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorney’s fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Consultant herein, or (b) negligent of willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Consultant (c) a violation by the Consultant of state or federal securities laws.

(c)
This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

15.	Waiver and Modifications

Any Waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

16.	Binding Arbitration

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in New York county, New York.

17.	Counterparts and Facsimile Signature

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

In witness whereof, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

Consultant: Interactive Investors, Inc.

By:	Date:
Adrian James, President and Chief Executive Officer

Client: Valor Gold Corp.

By: __________________________Date: ____________________
Art Leger, President